UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 20, 2011
(September 6, 2011)

Presidential Realty Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	1-8594	13-1954619
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

180 South Broadway, White Plains, New York		10605
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code               (914) 948-1300

No change since last Report

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

ITEM 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Effective the opening of trading on September 21, 2011, the NYSE Amex LLC (the “Exchange”) suspended trading in the Company’s Class B common stock (Amex: PDLB) in accordance with the previously disclosed letter, dated September 6, 2011, from the staff of the Exchange to Presidential Realty Corporation (the “Company”) with respect to the Company’s inability to comply with the Exchange’s continuing listing standard set forth in Section 1003(a)(iii) of the Exchange’s Company Guide.  The Company expects the Exchange to submit an application to the Securities and Exchange Commission (the “SEC”) promptly to strike the Company’s Class B common stock from listing on the Exchange and registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company will then be deemed registered under Section 12(g) of the Exchange Act and will continue to file periodic and other reports pursuant to the requirements of the Exchange Act.  The Company cannot predict whether any trading market, including any over-the-counter trading market, for the Company’s Class B common stock will develop or be sustained.  The Company’s Class A common stock currently trades in the over-the-counter market under the symbol PDNLA.

ITEM 8.01    Other Events

On September 20, 2011, the Company issued a press release announcing the expected suspension of trading of its Class B common stock on the Exchange. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit	Description

99.1	Press release, dated September 20, 2011, announcing expected suspension of trading on the NYSE Amex of the Company’s Class B common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 21, 2011

PRESIDENTIAL REALTY CORPORATION

By: /s/ Jeffrey F. Joseph Jeffrey F. Joseph President

EXHIBIT INDEX

Exhibit	Description

99.1	Press release, dated September 20, 2011, announcing expected suspension of trading on the NYSE Amex of the Company’s Class B common stock.